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                        EXHIBIT 10.8 - FIRST AMENDMENT TO
                   ERIE INSURANCE GROUP EMPLOYEE SAVINGS PLAN

            (As Amended And Restated Effective as of January 1, 2001)


WHEREAS, Erie Indemnity Company (the "Company") maintains the Erie Insurance Group Employee Savings Plan (the "Plan") under an amendment and restatement effective as of January 1, 2001;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company wishes to amend the Plan as hereinafter set forth. The purpose of this Amendment is to make changes in connection with recent legislative and regulatory changes affecting tax-qualified plans. The provisions of this Amendment shall be effective as of the dates stated herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as defined.

NOW THEREFORE, the Company hereby amends the Plan as follows:

1. Effective January 1, 2002, the following provisions shall be added to the end of the first paragraph of Section 6.3(c) of the Plan:

      "With respect to distribution under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provisions of the Plan to the contrary. This amendment will continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date specified in guidance published by the Internal Revenue Service."

2. Effective January 1, 2002, Sections 10.1, 10.2 and 10.3 of the Plan shall be deleted in their entirety and the following shall be inserted in lieu thereof:

      "10.1 Claims Review Procedure.

            The Administrator shall be responsible for the claims procedure under the Plan. An application for a distribution, withdrawal or loan under the Plan shall be considered a claim for purposes of this Article Ten.


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      10.2  Original Claim.

            In the event a claim of any Participant, beneficiary, alternate payee, or other person (hereinafter referred to in this Section as the "Claimant") for a benefit is partially or completely denied, the Administrator shall give, within ninety (90) days after receipt of the claim (or if special circumstances, made known to the Claimant, require an extension of time for processing the claim, within one hundred eighty (180) days after receipt of the claim), written notice of such denial to the Claimant. Such notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reason or reasons for the denial (with reference to pertinent Plan provisions upon which the denial is based); an explanation of additional material or information, if any, necessary for the Claimant to perfect the claim; a statement of why the material or information is necessary; on and after January 1, 2002, a statement of the Claimant's right to bring a civil action under
            Section 502(a) of ERISA; and an explanation of the Plan's claims review procedure, including the time limits applicable to such procedure. If the notice of denial is not furnished within the required time period specified above, the claim shall be deemed to be denied and the Claimant shall be permitted to proceed to the review stage described in Section 10.3.

      10.3  Review of Denied Claim.

            (a) A Claimant whose claim is partially or completely denied shall have the right to request a full and fair review of the denial by a written request delivered to the Administrator within sixty (60) days of receipt of the written notice of claim denial (or sixty (60) days after the date on which the claim is deemed denied under Section 10.2), or within such longer time as the Administrator, under uniform rules, determines. In such review, the Claimant or his duly authorized representative shall have the right to review, upon request and free of charge, all documents, records or other information relevant to the claim and to submit any written comments, documents, or records relating to the claim to the Administrator.

            (b) The Administrator, within sixty (60) days after the request for review, or in special circumstances, such as where the Administrator in its sole discretion holds a hearing, within one hundred twenty (120) days of the request for review, will submit its decision in writing. Such decision shall take into account all comments, documents, records and other information properly submitted by the Claimant, whether or not such information was considered in the original claim determination. The decision on review will be binding on all parties, will be written in a manner calculated to be understood by the Claimant, will contain specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based, will indicate


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                  that the Claimant may review, upon request and free of charge, all documents, records or other information relevant to the claim and on and after January 1, 2002, will contain a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA. If no decision is made within the time period specified above, the claim shall be deemed to be denied on review.

            (c) If a Claimant fails to file a claim or request for review in the manner and in accordance with the time limitations specified herein, such claim or request for review shall be waived, and the Claimant shall thereafter be barred from again asserting such claim.

      10.4  Determination by the Administrator Conclusive.

            The Administrator's determination of factual matters relating to Participants, beneficiaries and alternate payees shall be conclusive. The Administrator and the Company and its respective officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any accountant for the Plan, the Trustee or any investment managers and upon opinions given by any legal counsel for the Plan insofar as such reliance is consistent with ERISA. The Trustee and other service providers may act and rely upon all information reported to them by the Administrator and/or the Company and need not inquire into the accuracy thereof nor shall be charged with any notice to the contrary."

3. Effective January 1, 2001, a new section shall be added to Article Eleven of the Plan and such new section shall read as follows:

      "8.15 Provision for Community Renewal Tax Relief Act of 2000

            For Plan Years and limitation years ending on and after January 1, 2001, the definition of "Test Compensation" shall include elective amounts that are not includable in the gross income of the Employee by reason of Section 132(f)(4) of the Code."

4. Effective January 1, 2002, Section 14.2(c) of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:

            "(c) Length of Loan. The Eligible Applicant and the Administrator shall arrange for the repayment of a Plan loan. The period of repayment shall not exceed five years from the date the loan is made. All repayment schedules (whether by payroll withholding or otherwise) shall commence as of the next administratively feasible pay period following the disbursement of the loan


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                  and shall provide for substantially level amortization of
                  principal and interest.

                  An Eligible Applicant on a leave of absence shall be permitted to extend the term of the loan by the length of the absence; provided, however, that except with respect to a leave of absence on account of military service, the term of the loan, as extended, shall not exceed five years from the date the loan is made. An Eligible Applicant who terminates employment with the Company and Affiliates must make principal and interest payments in the amount and on such dates as otherwise due. In the event such payments are not made the maturity of the loan shall be accelerated and the outstanding principal amount of the loan, together with all accrued interest shall be deemed immediately due and distributable at such date or dates as the Administrator deems reasonable and as may be specified by applicable law and regulation. Except as otherwise permitted in Income Tax Regulations, in no event shall the date of deemed distribution extend beyond the end of the calendar quarter next following the calender quarter in which the payment was not made."

Executed at Erie, Pennsylvania, this 10th day of December, 2001.


                                             ERIE INDEMNITY COMPANY



                                             By: /s/ Stephen A. Milne
                                                --------------------------------
                                                Stephen A. Milne
                                                President and CEO


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